Exhibit 99.1

ACTIVISION BLIZZARD ANNOUNCES BETTER-THAN-EXPECTED

SECOND QUARTER 2014 FINANCIAL RESULTS

Company Increases CY 2014 Full-Year Revenue and EPS Outlook

Company Expects to Deliver Record Non-GAAP Full-Year EPS in 2014

Santa Monica, CA – August 5, 2014 – Activision Blizzard, Inc. (Nasdaq: ATVI) today announced better-than-expected financial results for the second quarter of 2014.

	Second Quarter
(in millions, except EPS)	2014	Prior Outlook*	2013
GAAP
Net Revenues	$970	$910	$1,050
EPS	$0.28	$0.22	$0.28
Non-GAAP
Net Revenues	$658	$600	$608
EPS	$0.06	$0.01	$0.08

*Prior outlook was provided by the company on May 6, 2014 in its earnings release

For the quarter ended June 30, 2014, Activision Blizzard’s GAAP net revenues were $970 million, as compared with $1.05 billion for the second quarter of 2013.  On a non-GAAP basis, the company’s net revenues were $658 million, as compared with $608 million for the second quarter of 2013.  For the second quarter of 2014, GAAP net revenues from digital channels represented 49% of the company’s total revenues.  On a non-GAAP basis, net revenues from digital channels represented a record 73% of the company’s total revenues.

For the quarters ended June 30, 2014 and 2013, Activision Blizzard’s GAAP earnings per diluted share were $0.28.  On a non-GAAP basis, the company’s earnings per diluted share were $0.06 for the second quarter of 2014, as compared with $0.08 for the second quarter of 2013.

The company reports results on both a GAAP and a non-GAAP basis.  Please refer to the tables at the back of this press release for a reconciliation of the company’s GAAP and non-GAAP results.

Activision Announces Q2 2014 Earnings Results

Bobby Kotick, Chief Executive Officer of Activision Blizzard, said, “Our better-than expected performance was driven by continued strong digital sales from Blizzard Entertainment’s World of Warcraft®, Diablo® III: Reaper of Souls™ and Blizzard Entertainment’s newest franchise, Hearthstone®: Heroes of Warcraft™, which recently launched on the iPad and continues to be well received by audiences around the world, as well as digital sales from Activision Publishing’s Call of Duty®. Based on our results, we are raising our full-year outlook and we expect to grow our non-GAAP revenues year-over-year and deliver record non-GAAP earnings per share for the full year.”

Kotick added, “Over the next few months we expect to release some of the very best games in our company’s history. Blizzard Entertainment plans to launch World of Warcraft: Warlords of Draenor™, the newest expansion in the epic franchise, which more than 1.5 million Western subscribers have already pre-purchased, and Activision Publishing expects to release Destiny™, which we believe will be the largest new intellectual property launch in videogame history, as well as Skylanders Trap Team™ and Call of Duty: Advanced Warfare.

Kotick continued, “Today, we have more opportunities to create great content using new platforms and business models while also expanding into new geographies, and are embracing all of these growth opportunities with the same commitment to excellence that we have demonstrated over the past 23 years.  As the world’s largest and most profitable independent interactive entertainment company, we remain focused on creating the most compelling, engaging games for our dedicated audiences and providing superior returns for our shareholders.”

Selected Business Highlights:

•	Life to date, Activision Publishing’s Call of Duty: Ghosts remained the #1 best-selling game on the next-generation consoles in North America and Europe combined.¹

•

In North America and Europe combined, for the first six months of 2014, Activision Publishing’s Skylanders SWAP Force was the #2 best-selling console and handheld game overall in dollars, and in North America, Skylanders SWAP Force™ outsold the #1 action figure line.²

•

As of June 30, 2014, Blizzard Entertainment’s Diablo III: Reaper of Souls remained the #1 PC game in dollars in both North America and Europe and, including its expansion and digital sales, Diablo III has sold more than 20 million copies worldwide across all platforms since its release in 2012.³

Activision Announces Q2 2014 Earnings Results

•

As of June 30, 2014, Blizzard Entertainment’s World of Warcraft remains the #1 subscription-based MMORPG, with approximately 6.8 million subscribers.[4] There was a decline in subscribers quarter over quarter, which was disproportionately concentrated in the East and was similar to the seasonal decline experienced during the second quarter of 2012, prior to the launch of the most recent expansion later that year.

•

On July 15, 2014, Blizzard Entertainment and NetEase, Inc. jointly announced an agreement to license Blizzard Entertainment’s award-winning action role-playing game, Diablo III, to a NetEase, Inc. affiliate in mainland China.

•	During the quarter, Activision Blizzard paid its highest dividend ever of $0.20 per common share, totaling $147 million.

Company Outlook:

Today, Activision Publishing released Call of Duty: Ghosts Nemesis, a downloadable content pack exclusively on Xbox Live for both Xbox One and Xbox 360®.  The company expects to release Call of Duty: Ghosts Nemesis on other platforms later in the third quarter of 2014.

Additionally, on September 9, 2014, Activision Publishing plans to release Bungie’s highly anticipated game, Destiny, for Sony’s PlayStation®4 and PlayStation®3 and Microsoft’s Xbox One and Xbox 360. Preorders for the game are tracking towards an industry record for a new intellectual property.

Earlier this quarter, Blizzard Entertainment released Curse of Naxxramas™: A Hearthstone Adventure for Windows, Mac and iPad.  On August 19, 2014, Blizzard Entertainment also expects to release Diablo III: Reaper of Souls - Ultimate Evil Edition™ for Sony’s PlayStation 4 and PlayStation 3 and Microsoft’s Xbox One and Xbox 360.

Based on its second quarter results, Activision Blizzard is raising its full year outlook. The company’s third-quarter and full-year net revenue and earnings per share outlook are as follows:

Activision Announces Q2 2014 Earnings Results

(in millions, except EPS)	GAAP Outlook	Prior* GAAP Outlook	Non-GAAP Outlook	Prior* Non- GAAP Outlook

CY 2014

Net Revenues	$4,240	$4,220	$4,700	$4,675

EPS	$0.91	$0.89	$1.29	$1.27

Fully Diluted Shares**	750	750	750	750

Q3 2014

Net Revenues	$650	n/a	$975	n/a

EPS	$(0.07)	n/a	$0.11	n/a

Fully Diluted Shares**	719	n/a	745	n/a

* Prior outlook was provided by the company on May 6, 2014 in its earnings release

**Fully diluted weighted average shares include participating securities and dilutive options on a weighted average basis.  With expected GAAP net losses for Q3 2014, basic weighted average shares are used in the losses per share calculation.

Conference Call

Today at 4:30 p.m. EDT, Activision Blizzard’s management will host a conference call and Webcast to discuss the company’s results for the quarter ended June 30, 2014 and management’s outlook for the remainder of the calendar year. The company welcomes all members of the financial and media communities and other interested parties to visit the “Investor Relations” area of www.activisionblizzard.com to listen to the conference call via live Webcast or to listen to the call live by dialing into 888-329-8889 in the U.S. with passcode 9595797.

About Activision Blizzard

Activision Blizzard, Inc. is the largest and most profitable independent western interactive entertainment publishing company. It develops and publishes some of the most successful and beloved entertainment franchises in any medium, including Call of Duty, Skylanders, World of Warcraft, StarCraft® and Diablo.

Headquartered in Santa Monica California, Activision Blizzard maintains operations throughout the United States, Europe, and Asia. It develops and publishes games on all leading interactive platforms and its games are available in most countries around the world. More information about Activision Blizzard and its products can be found on the company’s website, www.activisionblizzard.com.

Activision Announces Q2 2014 Earnings Results

¹According to The NPD Group and GfK Chart-Track

²According to The NPD Group and GfK Chart-Track and Activision Blizzard internal estimates, including toys and accessories

³ According to The NPD Group, GfK Chart-Track and Activision Blizzard internal estimates

4 According to Activision Blizzard internal estimates

Subscriber Definition:  World of Warcraft subscribers include individuals who have paid a subscription fee or have an active prepaid card to play World of Warcraft, as well as those who have purchased the game and are within their free month of access. Internet Game Room players who have accessed the game over the last thirty days are also counted as subscribers. The above definition excludes all players under free promotional subscriptions, expired or cancelled subscriptions, and expired prepaid cards. Subscribers in licensees’ territories are defined along the same rules.

Non-GAAP Financial Measures:  As a supplement to our financial measures presented in accordance with Generally Accepted Accounting Principles (“GAAP”), Activision Blizzard presents certain non-GAAP measures of financial performance. These non-GAAP financial measures are not intended to be considered in isolation from, as a substitute for, or as more important than, the financial information prepared and presented in accordance with GAAP.  In addition, these non-GAAP measures have limitations in that they do not reflect all of the items associated with the company’s results of operations as determined in accordance with GAAP.

Activision Blizzard provides net revenues, net income (loss), earnings (loss) per share and operating margin data and guidance both including (in accordance with GAAP) and excluding (non-GAAP) certain items. In addition, Activision Blizzard provides EBITDA (defined as GAAP net income (loss) before interest (income) expense, income taxes, depreciation and amortization) and adjusted EBITDA (defined as non-GAAP operating margin (see non-GAAP financial measure below) before depreciation).  The non-GAAP financial measures exclude the following items, as applicable in any given reporting period:

•                  the change in deferred revenues and related cost of sales with respect to certain of the company’s online-enabled games;

•                  expenses related to stock-based compensation;

•                  the amortization of intangibles from purchase price accounting;

•                  fees and other expenses related to the acquisition of 429 million shares of our common stock on October 11, 2013 from Vivendi, pursuant to the stock purchase agreement dated July 25, 2013 and the $4.75 billion debt financings related thereto; and

•                  the income tax adjustments associated with any of the above items.

In the future, Activision Blizzard may also consider whether other significant non-recurring items should also be excluded in calculating the non-GAAP financial measures used by the company.  Management believes that the presentation of these non-GAAP financial measures provides investors with additional useful information to measure Activision Blizzard’s financial and operating performance.  In particular, the measures facilitate comparison of operating performance between periods and help investors to better understand the operating results of Activision Blizzard by excluding certain items that may not be indicative of the company’s core business, operating results or future outlook.  Internally, management uses these non-GAAP financial measures in assessing the company’s operating results, and measuring compliance with the requirements of the company’s debt financing agreements, as well as in planning and forecasting.

Activision Blizzard’s non-GAAP financial measures are not based on a comprehensive set of accounting rules or principles, and the terms non-GAAP net revenues, non-GAAP net income, non-GAAP earnings per share, non-GAAP operating margin, and non-GAAP or adjusted EBITDA do not have a standardized meaning. Therefore, other companies may use the same or similarly named measures, but exclude different items, which may not provide investors a comparable view of Activision Blizzard’s performance in relation to other companies.

Management compensates for the limitations resulting from the exclusion of these items by considering the impact of the items separately and by considering Activision Blizzard’s GAAP, as well as non-GAAP, results and outlook, and by presenting the most comparable GAAP measures directly ahead of non-GAAP measures, and by providing a reconciliation that indicates and describes the adjustments made.

Activision Announces Q2 2014 Earnings Results

In addition to the reasons stated above, which are generally applicable to each of the items Activision Blizzard excludes from its non-GAAP financial measures, there are additional specific reasons why the company believes it is appropriate to exclude the change in deferred revenues and related cost of sales with respect to certain of the company’s online-enabled games.

Since Activision Blizzard has determined that some of our games’ online functionality represents an essential component of gameplay and, as a result, a more-than-inconsequential separate deliverable, we recognize revenues attributed to these game titles over their estimated service periods, which may range from five months to a maximum of less than a year. The related cost of sales is deferred and recognized as the related revenues are recognized. Internally, management excludes the impact of this change in deferred revenues and related cost of sales in its non-GAAP financial measures when evaluating the company’s operating performance, when planning, forecasting and analyzing future periods, and when assessing the performance of its management team.  Management believes this is appropriate because doing so enables an analysis of performance based on the timing of actual transactions with our customers, which is consistent with the way the company is measured by investment analysts and industry data sources. In addition, excluding the change in deferred revenues and the related cost of sales provides a much more timely indication of trends in our operating results.

Cautionary Note Regarding Forward-looking Statements:  Information in this press release that involves Activision Blizzard’s expectations, plans, intentions or strategies regarding the future, including statements under the heading “Company Outlook,” are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Such statements consist of any statement other than a recitation of historical facts and include, but are not limited to: (1) projections of revenues, expenses, income or loss, earnings or loss per share, cash flow or other financial items; (2) statements of our plans and objectives, including those relating to product releases; (3) statements of future financial or operating performance; (4) statements about the impact of the transactions involving the repurchase of shares from Vivendi, S.A., and the debt financing related thereto; and (5) statements of assumptions underlying such statements.  Activision Blizzard generally uses words, such as “outlook,” “forecast,” “will,” “could,” “should,” “would,” “to be,” “plan,” “plans,” “believes,” “may,” “might,” “expects,” “intends,” “intends as,” “anticipates,” “estimate,” “future,” “positioned,” “potential,” “project,” “remain,” “scheduled,” “set to,” “subject to,” “upcoming” and other similar expressions to help identify forward-looking statements. Forward-looking statements are subject to business and economic risk, reflect management’s current expectations, estimates and projections about our business, and are inherently uncertain and difficult to predict.  Activision Blizzard’s actual future results could differ materially from those expressed in the forward-looking statements set forth in this release.  Risks and uncertainties that may affect our future results include, but are not limited to, sales levels of Activision Blizzard’s titles, increasing concentration of titles, shifts in consumer spending trends, the impact of the current macroeconomic environment, Activision Blizzard’s ability to predict consumer preferences, including interest in specific genres, such as first-person action, massively multiplayer online and “toys to life” games, and preferences among hardware platforms, the seasonal and cyclical nature of the interactive game market, changing business models, including digital delivery of content, competition including from used games and other forms of entertainment, possible declines in software pricing, product returns and price protection, product delays, adoption rate and availability of new hardware (including peripherals) and related software, particularly during the ongoing console transition, rapid changes in technology and industry standards, the current regulatory environment, litigation risks and associated costs, protection of proprietary rights, maintenance of relationships with key personnel, customers, financing providers, licensees, licensors, vendors, and third-party developers, including the ability to attract, retain and develop key personnel and developers that can create high quality titles, counterparty risks relating to customers, licensees, licensors and manufacturers, domestic and international economic, financial and political conditions and policies, foreign exchange rates and tax rates, the identification of suitable future acquisition opportunities and potential challenges associated with geographic expansion, capital market risks, the possibility that expected benefits related to the transactions involving the repurchase of shares from Vivendi S.A. may not materialize as expected, the amount of our debt and the limitations imposed by the covenants in the agreements governing our debt, and the other factors identified in “Risk Factors” included in Part I, Item 1A of Activision Blizzard’s most recent annual report on Form 10-K.   The forward-looking statements in this release are based upon information available to Activision Blizzard as of the date of this release, and Activision Blizzard assumes no obligation to update any such forward-looking statements. Although these forward-looking statements are believed to be true when made, they may ultimately prove to be incorrect. These statements are not guarantees of the future performance of Activision Blizzard and are subject to risks, uncertainties and other factors, some of which are beyond its control and may cause actual results to differ materially from current expectations.

Activision Announces Q2 2014 Earnings Results

###

(Tables to Follow)

For Information Contact:

Kristin Southey	Maryanne Lataif
SVP, Investor Relations	SVP, Corporate Communications
(310) 255-2635	(310) 255-2704
ksouthey@activision.com	mlataif@activision.com

ACTIVISION BLIZZARD, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(Unaudited)

(Amounts in millions, except per share data)

	Three Months Ended June 30,			Six Months Ended June 30,
	2014	2013		2014	2013

Net revenues:
Product sales	$587	$727		$1,357	$1,717
Subscription, licensing and other revenues [1]	383	323		724	658
Total net revenues	970	1,050		2,081	2,375

Costs and expenses:
Cost of sales - product costs	187	179		412	440
Cost of sales - online	56	54		115	111
Cost of sales - software royalties and amortization	46	38		102	99
Cost of sales - intellectual property licenses	11	14		13	52
Product development	112	123		255	247
Sales and marketing	141	116		245	223
General and administrative	107	96		202	186
Total costs and expenses	660	620		1,344	1,358
Operating income	310	430		737	1,017
Interest and other investment income (expense), net	(50)	--	-	(101)	3
Income before income tax expense	260	430		636	1,020
Income tax expense	56	106		139	240
Net income	$204	$324		$497	$780

Basic earnings per common share [2]	$0.28	$0.28		$0.68	$0.68
Weighted average common shares outstanding	716	1,118		712	1,116

Diluted earnings per common share [2]	$0.28	$0.28		$0.67	$0.68
Weighted average common shares outstanding assuming dilution	725	1,127		723	1,124

1 Subscription, licensing and other revenues represents revenues from World of Warcraft subscriptions, licensing royalties from our products and franchises, value-added services, downloadable content, and other miscellaneous revenues.

2 The company calculates earnings per share pursuant to the two-class method which requires the allocation of net income between common shareholders and participating security holders. We had, on a weighted-average basis, participating securities of approximately 16 million for both the three and six months ended June 30, 2014. We had, on a weighted-average basis, participating securities of approximately 24 million and 25 million for the three and six months ended June 30, 2013, respectively. Net income attributable to Activision Blizzard Inc. common shareholders used to calculate earnings per common share assuming dilution was $200 million and $484 million for the three and six months ended June 30, 2014 as compared to the total net income of $204 million and $497 million for the same periods, respectively. Net income attributable to Activision Blizzard Inc. common shareholders used to calculate earnings per common share assuming dilution was $318 million and $764 million for the three and six months ended June 30, 2013 as compared to the total net income of $324 million and $780 million for the same periods, respectively.

ACTIVISION BLIZZARD, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS
(Unaudited)
(Amounts in millions)

	June 30,	December 31,
	2014	2013
ASSETS
Current assets:
Cash and cash equivalents	$4,199	$4,410
Short-term investments	5	33
Accounts receivable, net	107	510
Inventories, net	151	171
Software development	391	367
Intellectual property licenses	3	11
Deferred income taxes, net	359	321
Other current assets	259	418
Total current assets	5,474	6,241
Long-term investments	9	9
Software development	68	21
Property and equipment, net	162	138
Other assets	86	35
Intangible assets, net	39	43
Trademark and trade names	433	433
Goodwill	7,089	7,092
Total assets	$13,360	$14,012

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$167	$355
Deferred revenues	769	1,389
Accrued expenses and other liabilities	507	636
Current portion of long-term debt	---	25
Total current liabilities	1,443	2,405
Long-term debt, net	4,321	4,668
Deferred income taxes, net	82	66
Other liabilities	343	251
Total liabilities	6,189	7,390
Shareholders’ equity:
Common stock	---	---
Additional paid-in capital	9,853	9,682
Treasury stock	(5,762)	(5,814)
Retained earnings	3,036	2,686
Accumulated other comprehensive income	44	68
Total shareholders’ equity	7,171	6,622
Total liabilities and shareholders’ equity	$13,360	$14,012

ACTIVISION BLIZZARD, INC. AND SUBSIDIARIES

RECONCILIATION OF GAAP NET INCOME TO NON-GAAP MEASURES

(Amounts in millions, except earnings per share data)

Three Months Ended June 30, 2014		Net Revenues	Cost of Sales - Product Costs	Cost of Sales - Online	Cost of Sales - Software Royalties and Amortization	Cost of Sales - Intellectual Property Licenses	Product Development	Sales and Marketing	General and Administrative	Total Costs and Expenses
GAAP Measurement		$970	$187	$56	$46	$11	$112	$141	$107	$660
Less: Net effect from deferral of net revenues and related cost of sales	(a)	(312)	(69)	-	(24)	1	-	-	-	(92)
Less: Stock-based compensation	(b)	-	-	-	(4)	-	(3)	(2)	(13)	(22)
Less: Amortization of intangible assets	(c)	-	-	-	-	(1)	-	-	-	(1)
Non-GAAP Measurement		$658	$118	$56	$18	$11	$109	$139	$94	$545

Three Months Ended June 30, 2014		Operating Income	Net Income	Basic Earnings per Share	Diluted Earnings per Share
GAAP Measurement		$310	$204	$0.28	$0.28
Less: Net effect from deferral of net revenues and related cost of sales	(a)	(220)	(174)	(0.24)	(0.23)
Less: Stock-based compensation	(b)	22	14	0.02	0.02
Less: Amortization of intangible assets	(c)	1	1	-	-
Non-GAAP Measurement		$113	$45	$0.06	$0.06

Six Months Ended June 30, 2014		Net Revenues	Cost of Sales- Product Costs	Cost of Sales- Online	Cost of Sales- Software Royalties and Amortization	Cost of Sales- Intellectual Property Licenses	Product Development	Sales and Marketing	General and Administrative	Total Costs and Expenses
GAAP Measurement		$2,081	$412	$115	$102	$13	$255	$245	$202	$1,344
Less: Net effect from deferral of net revenues and related cost of sales	(a)	(651)	(163)	-	(49)	1	-	-	-	(211)
Less: Stock-based compensation	(b)	-	-	-	(11)	-	(10)	(5)	(27)	(53)
Less: Amortization of intangible assets	(c)	-	-	-	-	(3)	-	-	-	(3)
Non-GAAP Measurement		$1,430	$249	$115	$42	$11	$245	$240	$175	$1,077

Six Months Ended June 30, 2014		Operating Income	Net Income	Basic Earnings per Share	Diluted Earnings per Share
GAAP Measurement		$737	$497	$0.68	$0.67
Less: Net effect from deferral of net revenues and related cost of sales	(a)	(440)	(346)	(0.47)	(0.47)
Less: Stock-based compensation	(b)	53	33	0.05	0.04
Less: Amortization of intangible assets	(c)	3	2	-	-
Non-GAAP Measurement		$353	$186	$0.25	$0.25

(a) Reflects the net change in deferred revenues and related cost of sales.

(b) Includes expense related to stock-based compensation.

(c) Reflects amortization of intangible assets from purchase price accounting.

The company calculates earnings per share pursuant to the two-class method which requires the allocation of net income between common shareholders and participating security holders. Net income attributable to Activision Blizzard common shareholders used to calculate non-GAAP earnings per common share assuming dilution was $44 million and $181 million for the three and six months ended June 30, 2014 as compared to total non-GAAP net income of $45 million and $186 million for the same periods, respectively.

The per share adjustments are presented as calculated, and the GAAP and non-GAAP earnings per share information is also presented as calculated.  The sum of these measures, as presented, may differ due to the impact of rounding.

ACTIVISION BLIZZARD, INC. AND SUBSIDIARIES

RECONCILIATION OF GAAP NET INCOME TO NON-GAAP MEASURES

(Amounts in millions, except earnings per share data)

Three Months Ended June 30, 2013		Net Revenues	Cost of Sales - Product Costs	Cost of Sales - Online	Cost of Sales - Software Royalties and Amortization	Cost of Sales - Intellectual Property Licenses	Product Development	Sales and Marketing	General and Administrative	Total Costs and Expenses
GAAP Measurement		$1,050	$179	$54	$38	$14	$123	$116	$96	$620
Less: Net effect from deferral of net revenues and related cost of sales	(a)	(442)	(77)	-	(26)	(1)	-	-	-	(104)
Less: Stock-based compensation	(b)	-	-	-	(3)	-	(7)	(2)	(12)	(24)
Less: Amortization of intangible assets	(c)	-	-	-	-	(3)	-	-	-	(3)
Non-GAAP Measurement		$608	$102	$54	$9	$10	$116	$114	$84	$489

Three Months Ended June 30, 2013		Operating Income	Net Income	Basic Earnings per Share	Diluted Earnings per Share
GAAP Measurement		$430	$324	$0.28	$0.28
Less: Net effect from deferral of net revenues and related cost of sales	(a)	(338)	(251)	(0.22)	(0.22)
Less: Stock-based compensation	(b)	24	15	0.01	0.01
Less: Amortization of intangible assets	(c)	3	2	-	-
Non-GAAP Measurement		$119	$90	$0.08	$0.08

Six Months Ended June 30, 2013		Net Revenues	Cost of Sales- Product Costs	Cost of Sales- Online	Cost of Sales- Software Royalties and Amortization	Cost of Sales- Intellectual Property Licenses	Product Development	Sales and Marketing	General and Administrative	Total Costs and Expenses
GAAP Measurement		$2,375	$440	$111	$99	$52	$247	$223	$186	$1,358
Less: Net effect from deferral of net revenues and related cost of sales	(a)	(962)	(192)	-	(60)	(3)	-	-	-	(255)
Less: Stock-based compensation	(b)	-	-	-	(8)	-	(13)	(4)	(25)	(50)
Less: Amortization of intangible assets	(c)	-	-	-	-	(6)	-	-	-	(6)
Non-GAAP Measurement		$1,413	$248	$111	$31	$43	$234	$219	$161	$1,047

Six Months Ended June 30, 2013		Operating Income	Net Income	Basic Earnings per Share	Diluted Earnings per Share
GAAP Measurement		$1,017	$780	$0.68	$0.68
Less: Net effect from deferral of net revenues and related cost of sales	(a)	(707)	(528)	(0.46)	(0.46)
Less: Stock-based compensation	(b)	50	32	0.03	0.03
Less: Amortization of intangible assets	(c)	6	4	-	-
Non-GAAP Measurement		$366	$288	$0.25	$0.25

(a) Reflects the net change in deferred revenues and related cost of sales.

(b) Includes expense related to stock-based compensation.

(c) Reflects amortization of intangible assets from purchase price accounting.

The company calculates earnings per share pursuant to the two-class method which requires the allocation of net income between common shareholders and participating security holders. Net income attributable to Activision Blizzard Inc. common shareholders used to calculate non-GAAP earnings per common share assuming dilution was $88 million and $282 million for the three and six months ended June 30, 2013 as compared to total non-GAAP net income of $90 million and $288 million for the same periods, respectively.

The per share adjustments are presented as calculated, and the GAAP and non-GAAP earnings per share information is also presented as calculated.  The sum of these measures, as presented, may differ due to the impact of rounding.

ACTIVISION BLIZZARD, INC. AND SUBSIDIARIES

FINANCIAL INFORMATION

For the Three And Six Months Ended June 30, 2014 and 2013

(Amounts in millions)

	Three Months Ended
	June 30, 2014		June 30, 2013		$ Increase	% Increase
	Amount	% of Total[4]	Amount	% of Total[4]	(Decrease)	(Decrease)
GAAP Net Revenues by Distribution Channel
Retail channels	$428	44%	$626	60%	$(198)	(32)%
Digital online channels[1]	476	49	387	37	89	23
Total Activision and Blizzard	904	93	1,013	96	(109)	(11)

Distribution	66	7	37	4	29	78
Total consolidated GAAP net revenues	970	100	1,050	100	(80)	(8)

Change in Deferred Revenues[2]
Retail channels	(317)		(438)
Digital online channels[1]	5		(4)
Total changes in deferred revenues	(312)		(442)

Non-GAAP Net Revenues by Distribution Channel
Retail channels	111	17	188	31	(77)	(41)
Digital online channels[1]	481	73	383	63	98	26
Total Activision and Blizzard	592	90	571	94	21	4

Distribution	66	10	37	6	29	78
Total non-GAAP net revenues[3]	$658	100%	$608	100%	$50	8%

	Six Months Ended
	June 30, 2014		June 30, 2013		$ Increase	% Increase
	Amount	% of Total[4]	Amount	% of Total[4]	(Decrease)	(Decrease)
GAAP Net Revenues by Distribution Channel
Retail channels	$1,087	52%	$1,522	64%	$(435)	(29)%
Digital online channels[1]	854	41	765	32	89	12
Total Activision and Blizzard	1,941	93	2,287	96	(346)	(15)

Distribution	140	7	88	4	52	59
Total consolidated GAAP net revenues	2,081	100	2,375	100	(294)	(12)

Change in Deferred Revenues[2]
Retail channels	(804)		(1,009)
Digital online channels[1]	153		47
Total changes in deferred revenues	(651)		(962)

Non-GAAP Net Revenues by Distribution Channel
Retail channels	283	20	513	36	(230)	(45)
Digital online channels[1]	1,007	70	812	57	195	24
Total Activision and Blizzard	1,290	90	1,325	94	(35)	(3)

Distribution	140	10	88	6	52	59
Total non-GAAP net revenues[3]	$1,430	100%	$1,413	100%	$17	1%

1 Net revenues from digital online channels represent revenues from subscriptions, licensing royalties, value-added services, downloadable content, digitally distributed products, and wireless devices.

2 We provide net revenues including (in accordance with GAAP) and excluding (non-GAAP) the impact of changes in deferred revenues.

3 Total non-GAAP net revenues presented also represents our total operating segment net revenues.

4 The percentages of total are presented as calculated. Therefore the sum of these percentages, as presented, may differ due to the impact of rounding.

ACTIVISION BLIZZARD, INC. AND SUBSIDIARIES

FINANCIAL INFORMATION

For the Three Months Ended June 30, 2014 and 2013

(Amounts in millions)

	Three Months Ended
	June 30, 2014		June 30, 2013		$ Increase	% Increase
	Amount	% of Total[6]	Amount	% of Total[6]	(Decrease)	(Decrease)
GAAP Net Revenues by Segment/Platform Mix
Activision and Blizzard:
Online[1]	195	20	233	22	(38)	(16)%
PC	182	19	100	10	82	82

Next-generation (PS4, Xbox One, WiiU)	137	14	4	---	133	NM
Current-generation (PS3, Xbox 360, Wii)	342	35	586	56	(244)	(42)
Total console[2]	479	49	590	56	(111)	(19)

Mobile and other[5]	48	5	90	9	(42)	(47)

Total Activision and Blizzard	904	93	1,013	96	(109)	(11)

Distribution:
Total Distribution	66	7	37	4	29	78
Total consolidated GAAP net revenues	970	100	1,050	100	(80)	(8)

Change in Deferred Revenues[3]
Activision and Blizzard:
Online[1]	6		(39)
PC	(51)		(57)

Next-generation (PS4, Xbox One, WiiU)	(70)		(4)
Current-generation (PS3, Xbox 360, Wii)	(208)		(342)
Total console[2]	(278)		(346)

Mobile and other[5]	11		---
Total changes in deferred revenues	(312)		(442)

Non-GAAP Net Revenues by Segment/Platform Mix
Activision and Blizzard:
Online[1]	201	31	194	32	7	4
PC	131	20	43	7	88	205

Next-generation (PS4, Xbox One, WiiU)	67	10	---	---	67	NM
Current-generation (PS3, Xbox 360, Wii)	134	20	244	40	(110)	(45)
Total console[2]	201	31	244	40	(43)	(18)

Mobile and other[5]	59	9	90	15	(31)	(34)

Total Activision and Blizzard	592	90	571	94	21	4

Distribution:
Total Distribution	66	10	37	6	29	78
Total consolidated non-GAAP net revenues[4]	658	100	608	100	50	8%

1 Revenues from online consists of revenues from all World of Warcraft products, including subscriptions, boxed products, expansion packs, licensing royalties, and value-added services.

2 Downloadable content and their related revenues are included in each respective console platforms and total console.

3 We provide net revenues including (in accordance with GAAP) and excluding (non-GAAP) the impact of changes in deferred net revenues.

4 Total non-GAAP net revenues presented also represents our total operating segment net revenues.

5 Revenues from mobile and other includes revenues from handheld and mobile devices, as well as non-platform specific game related revenues such as standalone sales of toys and accessories products from the Skylanders franchise and other physical merchandise and accessories.

6 The percentages of total are presented as calculated. Therefore the sum of these percentages, as presented, may differ due to the impact of rounding.

ACTIVISION BLIZZARD, INC. AND SUBSIDIARIES

FINANCIAL INFORMATION

For the Six Months Ended June 30, 2014 and 2013

(Amounts in millions)

	Six Months Ended
	June 30, 2014		June 30, 2013		$ Increase	% Increase
	Amount	% of Total[6]	Amount	% of Total[6]	(Decrease)	(Decrease)
GAAP Net Revenues by Segment/Platform Mix
Activision and Blizzard:
Online[1]	395	19	508	21	(113)	(22)%
PC	281	14	195	8	86	44

Next-generation (PS4, Xbox One, WiiU)	245	12	11	---	234	NM
Current-generation (PS3, Xbox 360, Wii)	889	43	1,328	56	(439)	(33)
Total console[2]	1,134	54	1,339	56	(205)	(15)

Mobile and other[5]	131	6	245	10	(114)	(47)

Total Activision and Blizzard	1,941	93	2,287	96	(346)	(15)

Distribution:
Total Distribution	140	7	88	4	52	59
Total consolidated GAAP net revenues	2,081	100	2,375	100	(294)	(12)

Change in Deferred Revenues[3]
Activision and Blizzard:
Online[1]	33		(85)
PC	88		(29)

Next-generation (PS4, Xbox One, WiiU)	(146)		(8)
Current-generation (PS3, Xbox 360, Wii)	(637)		(839)
Total console[2]	(783)		(847)

Mobile and other[5]	11		(1)
Total changes in deferred revenues	(651)		(962)

Non-GAAP Net Revenues by Segment/Platform Mix
Activision and Blizzard:
Online[1]	428	30	423	30	5	1
PC	369	26	166	12	203	122

Next-generation (PS4, Xbox One, WiiU)	99	7	3	---	96	NM
Current-generation (PS3, Xbox 360, Wii)	252	18	489	35	(237)	(48)
Total console[2]	351	25	492	35	(141)	(29)

Mobile and other[5]	142	10	244	17	(102)	(42)

Total Activision and Blizzard	1,290	90	1,325	94	(35)	(3)

Distribution:
Total Distribution	140	10	88	6	52	59
Total consolidated non-GAAP net revenues[4]	1,430	100	1,413	100	17	1%

1 Revenues from online consists of revenues from all World of Warcraft products, including subscriptions, boxed products, expansion packs, licensing royalties, and value-added services.

2 Downloadable content and their related revenues are included in each respective console platforms and total console.

3 We provide net revenues including (in accordance with GAAP) and excluding (non-GAAP) the impact of changes in deferred net revenues.

4 Total non-GAAP net revenues presented also represents our total operating segment net revenues.

5 Revenues from mobile and other includes revenues from handheld and mobile devices, as well as non-platform specific game related revenues such as standalone sales of toys and accessories products from the Skylanders franchise and other physical merchandise and accessories.

6 The percentages of total are presented as calculated. Therefore the sum of these percentages, as presented, may differ due to the impact of rounding.

ACTIVISION BLIZZARD, INC. AND SUBSIDIARIES

FINANCIAL INFORMATION

For the Three And Six Months Ended June 30, 2014 and 2013

(Amounts in millions)

	Three Months Ended
	June 30, 2014		June 30, 2013		$ Increase	% Increase
	Amount	% of Total[3]	Amount	% of Total[3]	(Decrease)	(Decrease)
GAAP Net Revenues by Geographic Region
North America	$471	49%	$562	54%	$(91)	(16)%
Europe	395	41	402	38	(7)	(2)
Asia Pacific	104	11	86	8	18	21
Total consolidated GAAP net revenues	970	100	1,050	100	(80)	(8)

Change in Deferred Revenues[1]
North America	(177)		(248)
Europe	(113)		(161)
Asia Pacific	(22)		(33)
Total changes in net revenues	(312)		(442)

Non-GAAP Net Revenues by Geographic Region
North America	294	45	314	52	(20)	(6)
Europe	282	43	241	40	41	17
Asia Pacific	82	12	53	9	29	55
Total non-GAAP net revenues[2]	$658	100%	$608	100%	$50	8%

	Six Months Ended
	June 30, 2014		June 30, 2013		$ Increase	% Increase
	Amount	% of Total[3]	Amount	% of Total[3]	(Decrease)	(Decrease)
GAAP Net Revenues by Geographic Region
North America	$1,035	50%	$1,300	55%	$(265)	(20)%
Europe	856	41	889	37	(33)	(4)
Asia Pacific	190	9	186	8	4	2
Total consolidated GAAP net revenues	2,081	100	2,375	100	(294)	(12)

Change in Deferred Revenues[1]
North America	(411)		(563)
Europe	(237)		(330)
Asia Pacific	(3)		(69)
Total changes in net revenues	(651)		(962)

Non-GAAP Net Revenues by Geographic Region
North America	624	44	737	52	(113)	(15)
Europe	619	43	559	40	60	11
Asia Pacific	187	13	117	8	70	60
Total non-GAAP net revenues[2]	$1,430	100%	$1,413	100%	$17	1%

1 We provide net revenues including (in accordance with GAAP) and excluding (non-GAAP) the impact of changes in deferred revenues.

2 Total non-GAAP net revenues presented also represents our total operating segment net revenues.

3 The percentages of total are presented as calculated. Therefore the sum of these percentages, as presented, may differ due to the impact of rounding.

ACTIVISION BLIZZARD, INC. AND SUBSIDIARIES
SEGMENT INFORMATION
For the Three And Six Months Ended June 30, 2014 and 2013
(Amounts in millions)

	Three Months Ended
	June 30, 2014		June 30, 2013		$ Increase	% Increase
	Amount	% of Total[4]	Amount	% of Total[4]	(Decrease)	(Decrease)
Segment net revenues:
Activision[1]	$252	38%	$347	57%	$(95)	(27)%
Blizzard[2]	340	52	224	37	116	52
Distribution[3]	66	10	37	6	29	78
Operating segment total	658	100%	608	100%	50	8

Reconciliation to consolidated net revenues:
Net effect from deferral of net revenues	312		442
Consolidated net revenues	$970		$1,050		$(80)	(8)%

Segment income (loss) from operations:
Activision[1]	$(31)		$60		$(91)	(152)%
Blizzard[2]	145		60		85	142
Distribution[3]	(1)		(1)		---	---
Operating segment total	113		119		(6)	(5)

Reconciliation to consolidated operating income and consolidated income before income tax expense:
Net effect from deferral of net revenues and related cost of sales	220		338
Stock-based compensation expense	(22)		(24)
Amortization of intangible assets	(1)		(3)
Consolidated operating income	310		430		(120)	(28)
Interest and other investment income (expense), net	(50)		---
Consolidated income before income tax expense	$260		$430		$(170)	(40)%

Operating margin from total operating segments	17.2%		19.6%

	Six Months Ended
	June 30, 2014		June 30, 2013		$ Increase	% Increase
	Amount	% of Total[5]	Amount	% of Total[5]	(Decrease)	(Decrease)
Segment net revenues:
Activision[1]	$489	34%	$771	55%	$(282)	(37)%
Blizzard[2]	801	56	554	39	247	45
Distribution[3]	140	10	88	6	52	59
Operating segment total	1,430	100%	1,413	100%	17	1

Reconciliation to consolidated net revenues:
Net effect from deferral of net revenues	651		962
Consolidated net revenues	$2,081		$2,375		$(294)	(12)%

Segment income (loss) from operations:
Activision[1]	$(29)		$173		$(202)	(117)%
Blizzard[2]	383		194		189	97
Distribution[3]	(1)		(1)		---	---
Operating segment total	353		366		(13)	(4)

Reconciliation to consolidated operating income and consolidated income before income tax expense:
Net effect from deferral of net revenues and related cost of sales	440		707
Stock-based compensation expense	(53)		(50)
Amortization of intangible assets	(3)		(6)
Consolidated operating income	737		1,017		(280)	(28)
Interest and other investment income (expense), net	(101)		3
Consolidated income before income tax expense	$636		$1,020		$(384)	(38)%

Operating margin from total operating segments	24.7%		25.9%

[1] Activision Publishing (“Activision”) — publishes interactive entertainment products and contents.
[2] Blizzard — Blizzard Entertainment, Inc. and its subsidiaries (“Blizzard”) publishes PC games and online subscription-based games in the MMORPG category.
[3] Activision Blizzard Distribution (“Distribution”) — distributes interactive entertainment software and hardware products.
[4] The percentages of total are presented as calculated. Therefore the sum of these percentages, as presented, may differ due to the impact of rounding.

ACTIVISION BLIZZARD, INC. AND SUBSIDIARIES
For the Trailing Twelve Months Ending June 30, 2014
EBITDA and Adjusted EBITDA
(Amounts in millions)

					Trailing Twelve
					Months Ending
	September 30, 2013	December 31, 2013	March 31, 2014	June 30, 2014	June 30, 2014

GAAP Net Income (Loss)	$56	$174	$293	$204	$727
Interest (Income) / Expense, net	4	52	51	50	157
Provision (Benefit) for income taxes	10	59	83	56	208
Depreciation and amortization	21	40	19	19	99
EBITDA	91	325	446	329	1,191

Deferral of net revenues and related cost of sales (a)	(32)	509	(219)	(220)	38
Stock-based compensation expense (b)	25	34	30	22	111
Fees and other expenses related to the Purchase
Transaction and related debt financings (c)	62	18	---	---	80
Adjusted EBITDA	$146	$886	$257	$131	$1,420

(a) Reflects the net change in deferred net revenues and related cost of sales.
(b) Includes expense related to stock-based compensation.

(c)   Reflects fees and other expenses related to the repurchase of 429 million shares of our common stock from Vivendi (the "Purchase Transaction") completed on October 11, 2013 and related debt financings.

Trailing twelve months amounts are presented as calculated. Therefore, the sum of the four quarters, as presented, may differ due to the impact of rounding.

ACTIVISION BLIZZARD, INC. AND SUBSIDIARIES
Outlook for the Quarter Ending September 30, 2014 and
Year Ending December 31, 2014
GAAP to Non-GAAP Reconciliation
(Amounts in millions, except per share data)

		Outlook for	Outlook for
		Three Months Ending	Year Ending
		September 30, 2014	December 31, 2014

Net Revenues (GAAP)		$650	$4,240

Excluding the impact of:
Change in deferred net revenues	(a)	325	460

Net Revenues (Non-GAAP)		$975	$4,700

Earnings (Losses) Per Basic / Diluted Share (GAAP)		$(0.07)	$0.91

Excluding the impact of:
Net effect from deferral in net revenues and related cost of sales	(b)	0.15	0.27
Stock-based compensation	(c)	0.02	0.10
Amortization of intangible assets	(d)	-	0.01

Earnings Per Diluted Share (Non-GAAP)		$0.11	$1.29

(a) Reflects the net change in deferred net revenues.
(b) Reflects the net change in deferred net revenues and related cost of sales.
(c) Reflects expense related to stock-based compensation.
(d) Reflects amortization of intangible assets from purchase price accounting.

With expected GAAP net losses for the three months ending September 30, 2014, basic weighted average shares are used in the losses per share calculation.  The per share adjustments are presented as calculated, and the GAAP and non-GAAP earnings (loss) per share information is also presented as calculated. The sum of these measures, as presented, may differ due to the impact of rounding.